UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 26, 2008

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2008, BPZ Resources, Inc. d/b/a BPZ Energy (AMEX:BZP) (the “Company”) announced that on September 26, 2008 its subsidiary, Empresa Eléctrica Nueva Esperanza, SRL (the “Subsidiary”), entered in to a $51.5 million contract for sale of equipment and services (the “Agreement”) with GE Packaged Power, Inc. and GE International, Inc. Sucursal de Peru, which are part of GE Energy’s aeroderivative business.   The Agreement is to purchase three LM6000 gas-fired turbines, with an option to purchase a fourth unit, and requires an initial down payment of $5.1 million.  Monthly progress payments of $1.14 million per unit will commence in October, November and December, 2008  for each of the three units, respectively.  The Agreement stipulates a final payment of $1.7 million per unit due five days after the issuance of the seller’s Notice of Readiness to Ship for each unit.   The contract also contains an option to purchase one additional unit for $18.2 million.  Each turbine will have a generation capacity of 45 megawatts.  Delivery of the three units is scheduled for the fourth quarter 2009.

Funding for the turbines is expected to ultimately come from an approximately $120 million project financing being arranged with the International Finance Corporation (“IFC”) and which is expected to close in early 2009.  This facility is expected to be structured as a traditional project financing.

Initially, funding of payments due under the Agreement may come from an on-lending arrangement contained in the $215 million senior debt facility previously announced by the Company.  Of the $215 million committed, $15 million was previously closed with the IFC in August 2008.  The Company expects to close the remaining $200 million facility with Natixis Bank in the fourth quarter of this year. The closing of the Natixis facility will be dependent upon the successful negotiation of the related loan documents and funding will be predicated on the satisfaction of certain conditions precedent.  Assuming the $120 million project financing is closed and funded as expected, any amounts borrowed under the $215 million credit facility with the IFC and Natixis will be repaid from those proceeds.

Should the Subsidiary fail to timely make progress payments on the turbines due by December 15, 2008, or fail to provide a comfort letter by December 15, 2008 as required by the Agreement, then the Company will be required to provide a guaranty of the Subsidiary’s remaining payments on or before December 18, 2008.  The guaranty is conditioned upon the Company meeting a financial test of earnings before interest, taxes, depreciation, amortization, and exploratory expenses (not to exceed $5 million) for the three month period ending October 31, 2008 equal to or greater than 2.25 times the sum of payments due for the period between January and March of 2009. If the financial test should not be met, the Subsidiary will be required to provide a standby letter of credit.  The Subsidiary may replace the standby letter of credit with the Company’s guaranty if the Company later meets the financial test for any subsequent three month period.

The Corvina Gas-to-Power project entails the installation of a 10-mile gas pipeline from the CX-11 platform to shore, construction of gas processing facilities and an approximately 135 megawatt (“MW”) capacity simple-cycle electric generating plant at an estimated cost of $115 million.  The power plant is expected to be located near the town of Nueva Esperanza in northwest Peru.  The proposed power plant site is located adjacent to an existing substation and power transmission lines which, with certain upgrades, are proposed to be capable of handling up to 360 MW of power.  Revenues from the natural gas delivered to the power plant will be derived from the sale of electricity, currently projected to begin in mid 2010.

The power plant design allows the Company to install as many as six LM6000 gas turbines, as may be desirable given that power demand in Peru is expected to continue growing.  These efficient gas-fired turbines, with a heat rate of 8,272 British Thermal Units per Kilowatt-hour, are projected to use approximately eight million cubic feet per day of gas feedstock per unit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 30, 2008, the Company issued a press release announcing it entered into a contract with GE Energy’s aeroderivative business to purchase three LM6000 gas-fired turbines, with an option to purchase a fourth unit, as described in Item 1.01 above.  A copy of the press release, dated September 30, 2008, is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated September 30, 2008, and furnished with this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry.  You can identify these forward-looking statements when you see us using words such as “expect,” “will”, “anticipate,” “indicate,” “estimate,” “believes,” “plans” and other similar expressions.  These forward-looking statements involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward looking statements.  Such uncertainties include the success of our project financing efforts, successful installation and operation of the new turbines, final documentation and execution of debt financing documents with the International Finance Corporation and Natixis Bank, successful production of indicated reserves, and the successful management of our capital development project, as well as other normal business risks.  A more detailed discussion on risks relating to the energy industry and to us is included in our Annual Report on Form 10-K, as amended,  for the year ended December 31, 2007, and other filings that we make with the SEC from time to time. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  We caution you not to place undue reliance on such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: October 2, 2008	By:	/s/Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated September 30, 2008, and furnished with this report.